[Servotronics, Inc. Letterhead]	Exhibit 99.1

1110 Maple Street    ♦    P.O. Box 300    ♦    Elma, New York 14059-0300    ♦    716-655-5990    ♦    FAX 716-655-6012

November 19, 2012

SERVOTRONICS, INC. (NYSE MKT– SVT)
DECLARES CASH DIVIDEND OF $0.15 PER SHARE

    Servotronics, Inc. (NYSE MKT– SVT), today announced that its Board of Directors declared a $0.15 per share cash dividend.  The dividend will be paid on December 19, 2012 to shareholders of record on November 29, 2012. This dividend does not represent that the Company will pay dividends on a regular or scheduled basis.

    The Company is composed of two groups – the Advanced Technology Group (ATG) and the Consumer Products Group (CPG). The ATG primarily designs, develops and manufactures servo control and other components for various commercial and government applications (i.e., aircraft, jet engines, missiles, manufacturing equipment, etc.). The CPG designs and manufactures cutlery, bayonets, machetes and combat, survival, sporting, agricultural, and pocket knives for both commercial and government applications.